As filed with the Securities and Exchange Commission on February 27, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

XPERI INC.

(Exact name of registrant as specified in its charter)

Delaware	83-4470363
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2190 Gold Street

San Jose, California 95002

(408) 519-9100

(Address, including zip code, and telephone number,

including area code, of principal executive offices)

Xperi Inc. 2022 Equity Incentive Plan

(Full title of the plan)

Becky Marquez

Chief Legal Officer

Xperi Inc.

2190 Gold Street

San Jose, California 95002

(408) 519-9100

(Name and address, including zip code, and telephone

number, including area code, of agent for service)

Copies to:

Jenna B. Cooper, Esq.

Latham & Watkins LLP

1271 Avenue of the Americas

New York, NY 10020

(212) 906-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange

Act:

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 3,310,539 shares of common stock, par value $0.001 per share (the “Common Stock”), of Xperi Inc. (the “Registrant”), issuable under the following employee benefit plan for which registration statements of the Registrant on Form S-8 (File Nos. 333-267703 and 333-270722) are effective: the Xperi Inc. 2022 Equity Incentive Plan.

Pursuant to General Instruction E of Form S-8, the contents of the above-referenced prior registration statements are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

Item 8. Exhibits.

Exhibit No.	Description
4.1

Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 6, 2022).

4.2

Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Xperi Inc., dated May 29, 2024 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 31, 2024).

4.3

Amended and Restated Bylaws of Xperi Inc. (as amended and restated on August 6, 2024) (incorporated by reference to Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on August 8, 2024).

5.1*	Opinion of Latham & Watkins LLP.
23.1*	Consent of of PricewaterhouseCoopers LLP.
23.2*	Consent of Deloitte & Touche LLP
23.3*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature pages hereto)
99.1	Xperi Inc. 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.15 to the Registrant's Registration Statement on Form 10 filed with the Commission on August 26, 2022).
107.1*	Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 27th day of February, 2025.

Xperi Inc.

By:/s/ Robert Andersen

Robert Andersen

Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY

BE IT KNOWN BY THESE PRESENTS: That each person whose name is signed hereto has made, constituted and appointed, and does hereby make, constitute and appoint Jon Kirchner and Robert Andersen as his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution for him or her and his or her name, place and stead, in any and all capacities to sign the Registration Statement on Form S-8 and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitutes, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date
/s/ Jon Kirchner	Chief Executive Officer and Director (Principal Executive Officer)	February 27, 2025
Jon Kirchner

/s/ Robert Andersen	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 27, 2025
Robert Andersen

/s/ Dave Habiger	Chairman of the Board of Directors	February 27, 2025
Dave Habiger

/s/ Christopher A. Seams	Director	February 27, 2025
Christopher A. Seams

/s/ Darcy Antonellis	Director	February 27, 2025
Darcy Antonellis

/s/ Laura Durr	Director	February 27, 2025
Laura Durr

/s/ Jeremi T. Gorman	Director	February 27, 2025
Jeremi T. Gorman

/s/ Roderick K. Randall	Director	February 27, 2025
Roderick K. Randall